                                                                    EXHIBIT 99.1

           WINTHROP RESIDENTIAL ASSOCIATES III, A LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 2003


Supplementary information required pursuant to section 9.4 of the partnership agreement:

1. Statement of Cash Available for Distribution for the three months ended June 30, 2003:

         Net loss                                                        $ (74,000)
         Add: Depreciation                                                  50,000
              Equity in losses of Local Limited Partnerships                30,000
              Cash from reserves                                            21,000
                                                                         ---------
         Cash available for distribution                                 $  27,000
                                                                         =========
         Distributions allocated to General Partners                     $   2,000
                                                                         =========
         Distributions allocated to Limited Partners                     $  25,000
                                                                         =========


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 2003:

                Entity Receiving                             Form of
                  Compensation                            Compensation                  Amount
         -------------------------     -------------------------------------------     -------
         General Partners              Interest in Cash Available for Distribution     $ 2,000

         WFC Realty Co., Inc.
         (Initial Limited Partner)     Interest in Cash Available for Distribution     $     5


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